                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                                      STATE OF INCORPORATION
SUBSIDIARY                                                                OR ORGANIZATION
----------                                                            ----------------------
Health Data Services, Inc.*                                                     Ohio

IIH, LLC                                                                        Delaware

Imonics Corporation                                                             Georgia

Knowledgeable Healthcare Solutions, Inc.*                                       Alabama

Patient Account Management Services, Inc.*                                      Ohio

Per-Se Transaction Services, Inc.*                                              Indiana

PST Products, Inc.*                                                             California

PST Services, Inc.*                                                             Georgia

---------------

* Each of these subsidiaries also does business under the name "Per-Se Technologies."